Exhibit 3.135

This Form is Used by Entity. The Fee is $10.00.

RESOLUTION TO CHANGE PRINCIPAL OFFICE OR RESIDENT AGENT

The directors/stockholders/general partner/authorized person of
Texas Lessor - Stonegate LP	,
(Name of Entity)

organized under the laws of	Maryland	, passes the following resolution:
(State)

[ILLEGIBLE]
2003 JUL 17 PM 3:31

[CHECK APPLICABLE BOX(ES)]

☐ The principal office is changed from: (old address)

to: (new address)

☒ The name and address of the resident agent is changed from:
Corporation Service Company
11 E. Chase Street Baltimore, MD 21207

to:

THE CORPORATION TRUST INCORPORATED

300 East Lombard Street, Baltimore, Maryland 21202

I certify under penalties of perjury the foregoing is true.

/s/ Michael E. Jones
Secretary or Assistant Secretary
General Partner
Authorized Person
BY: Texas Lessor Stonegate GP, Inc.
Michael E. Jones, Vice President

I hereby consent to my designation in this document as resident agent for this entity.

THE CORPORATION TRUST INCORPORATED

SIGNED	/s/ Linda Tyndell
Resident Agent
Linda Tyndell, Asst. Sec

Mail to: State Department of Assessments & Taxation, 301 W. Preston Street, Room 801. Baltimore, MD 21201

[One executed copy]

CERTIFICATE OF LIMITED PARTNERSHIP
[ILLEGIBLE]
OF

TEXAS LESSOR - STONEGATE, LP

                    To the State Department of Assessments and Taxation State of Maryland

          The undersigned, pursuant to section 10-201 of the Annotated Code of Maryland, desiring to form a limited partnership under the laws of Maryland, hereby certify that:

          1. The name of the limited partnership is TEXAS LESSOR - STONEGATE, LP

          2. The address of its principal office in this state is 9690 Deereco Road, Suite 100, Timonium, Maryland 21093.

          The name and address of its resident agent is CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202.

          3. The names and business residence or mailing addresses of the general partners are set forth below:

NAME	ADDRESS

Texas Lessor - StoneGate GP, Inc., a	9690 Deereco Road, Suite 360
Maryland corporation	Timonium, Maryland 21093

          4. The limited partnership shall have a perpetual existence.

          5. The undersigned constitute all the general partners in the above-named limited partnership.

Signatures on following page.

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the	4
page document on file in this office. DATED:	3/17/04	.
STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY:	/s/ [ILLEGIBLE]	, Custodian
This stamp replaces our previous certification system. Effective: 6/95

Signed on January 29, 2002.

Texas Lessor - StoneGate GP, Inc., a
Maryland corporation, its General Partner

By:	/s/ Laurence D. Rich
Name:	Laurence D. Rich
Title:	VP

          I hereby consent to my designation in this document as resident agent for this limited partnership.

signed	see attached
Resident Agent

I hereby consent to my designation in this document as resident agent for this corporation.

CSC-Lawyers Incorporating Service Company

Signed by:	/s/ [ILLEGIBLE]
Resident Agent